Ex. 10.24
                                 AMENDMENT NO. 1

                                       TO

                           GULF COAST OIL & GAS, INC.

                    SECURED CONVERTIBLE DEBENTURE NO. TAIB-2




         This Amendment No. 1 to Secured Convertible Debenture No. TAIB-2 (this "AMENDMENT") is entered into by and between GULF COAST OIL & GAS, INC., a Nevada corporation (the "OBLIGOR"), and TAIB BANK, B.S.C. (C) the "HOLDER").

                           WHEREAS:

                  A. The Obligor previously issued that certain Secured Convertible Debenture No. TAIB-2 to Holder (the "DEBENTURE").

                  B. The Obligor and the Holder desire to amend the Debenture as more fully described herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor and the Holder hereby agree as follows:

                  1. AMENDMENT OF PARAGRAPH THREE (3) "INTEREST". Paragraph three (3) "INTEREST" of the Debenture is hereby amended by deleting the first sentence in such Section and replacing it with the following:

                           "Interest shall accrue on the outstanding principal
balance hereof at an annual rate equal to ten percent (10%) through May 31, 2008, and at an annual rate equal to eighteen percent (18%) thereafter."

                  2. AMENDMENT OF SECTION 3(C)(I). Section 3(c)(i) of the Debentures is hereby deleted in its entirety and replaced with the following:

                  "(c) (i) The Holder is entitled, at its option, to convert, and sell on the same day, at any time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares of the Common Stock, par value $0.001 per share, at the price per share equal to the lesser of (a) $.02916 (the "FIXED PRICE") or (b) an amount equal to seventy-five percent (75%) of the lowest volume weighted price (the "VWAP") of the Common Stock, as quoted by Bloomberg, LP, for the ten (10) trading days immediately preceding the Conversion Date which may be adjusted pursuant to the other terms of this Debenture. Subparagraphs (a) and (b) above are individually referred to as a "CONVERSION PRICE."

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                  3. AMENDMENT OF SECTION 3(C)(VIII). Section 3(c)(viii) of the
Debenture is hereby deleted in its entirety and replaced with the following:

                  "(c) (viii) All calculations under this SECTION 3 shall be rounded to the nearest twelfth (12th) decimal, at the sole option of the holder."


                  4. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of June 1, 2008, as if entered into on such date. All other terms set forth in the Debenture shall remain unchanged and this Amendment and the Debenture shall be deemed a single integrated instrument for all purposes.


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         IN WITNESS WHEREOF, the Obligor has caused this Amendment No. 1 to
Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

                    OBLIGOR:
                    GULF COAST OIL & GAS, INC.

                    By:
                    Name:     Rahim Rayani
                    Title:       President & CEO



                    AGREED AND ACKNOWLEDGED:

                    HOLDER:
                    TAIB BANK, B.S.C.(C)

                             By: ____________________________
                             Name: __________________________
                             Title:  __________________________














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